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                                                                    EXHIBIT 23.2

                        CONSENT OF DELOITTE & TOUCHE LLP


    We consent to the use and the incorporation by reference in this Amendment No. 2 to the Registration Statement (Registration No. 333-37861) of Suiza Foods Corporation on Form S-4 of our report on the consolidated financial statements of Suiza Foods Corporation, dated February 18, 1997, appearing in the Prospectus, which is part of this Amendment No. 2 to the Registration Statement, and in the Annual Report on Form 10-K of Suiza Foods Corporation for the year ended December 31, 1996; and of our reports on the financial statements of Pre-Acquisition Velda Farms, dated November 4, 1994, and Swiss Dairy, a Corporation, dated August 28, 1996, appearing in the final prospectus of Suiza Foods Corporation dated January 22, 1997 and filed with the Securities and Exchange Commission pursuant to Rule 424(B) on January 23, 1997 (File No. 333-18263). We also consent to the use in this Amendment No. 2 to the Registration Statement of our report on the consolidated financial statements of Country Fresh, Inc., dated May 5, 1997, appearing in such Prospectus, and to the reference to us under the heading "Experts" in such Prospectus.


                                             DELOITTE & TOUCHE LLP


Dallas, Texas
October 24, 1997